UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 27, 2012

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On December 27, 2012, MidWestOne Financial Group, Inc. (the “Company”) entered into new employment agreements, effective January 1, 2013, with each of Charles N. Funk, the Company's President and Chief Executive Officer, and Kent L. Jehle, the Company's Executive Vice President and Chief Credit Officer. The terms of the new agreements are substantially similar to those of the respective employment agreements between the Company and Messrs. Funk and Jehle, dated as of September 11, 2007, which were filed as Exhibits to the Company's Registration Statement on Form S-4 (File No. 333-147628) on November 27, 2007, with the exception of: (i) certain revisions designed to conform the agreements to guidance issued by the Internal Revenue Service with respect to Section 409A of the Internal Revenue Code of 1986, as amended; (ii) a reduction in the amount of severance payments to be made to Messrs. Funk and Jehle, in the event of the termination of their respective employments without cause and unrelated to any change of control of the Company, to 1.25 and 1.00 times their respective salaries; and (iii) certain other revisions intended to conform the employment agreements to current best practices and industry norms. The new agreements provide for compensation for Messrs. Funk and Jehle consistent with the provisions of their current employment agreements, including increased minimum annual base salaries of $363,000 and $227,500 for Messrs. Funk and Jehle, respectively, minimum annual target incentive award opportunities and certain employee and fringe benefits.

On December 27, 2012, the Company also entered into employment agreements, effective January 1, 2013, with each of Gary J. Ortale, the Company's Executive Vice President and Chief Financial Officer, and Susan R. Evans, the Company's Chief Operating Officer, the forms of which are substantially similar to the employment agreement entered into with Mr. Jehle, providing for annual base salaries to Mr. Ortale and Ms. Evans of $207,500 and $229,000, respectively, minimum annual target incentive award opportunities and certain employee and fringe benefits..

The foregoing description of the employment agreements between the Company and each of Messrs. Funk, Jehle and Ortale and Ms. Evans is qualified in its entirety by the text of the respective employment agreements, attached hereto as Exhibits 10.1-10.4.

On December 27, 2012, the Company also entered into a change of control agreement, effective January 1, 2013, with James M. Cantrell, the Company's Vice President and Chief Risk Officer. Pursuant to this agreement, Mr. Cantrell will be entitled to severance payments in the amount of 1.25 times his annual base salary, as well as certain medical benefits for such time as Mr. Cantrell remains eligible for and elects coverage under the healthcare continuation rules of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, in the event that Mr. Cantrell's employment with the Company is terminated during the period beginning six months prior to, and continuing until twelve months following, any change of control of the Company, as defined in the agreement. The agreement has a term of one year, with automatic one-year extensions, unless either party provides timely notice of nonrenewal.

The foregoing description of the change of control agreement between the Company and Mr. Cantrell is qualified in its entirety by the text of the agreement, attached hereto as Exhibit 10.5.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:
10.1    Employment Agreement between MidWestOne Financial Group, Inc. and Charles N. Funk.
10.2    Employment Agreement between MidWestOne Financial Group, Inc. and Kent L. Jehle.
10.3    Employment Agreement between MidWestOne Financial Group, Inc. and Gary J. Ortale.
10.4    Employment Agreement between MidWestOne Financial Group, Inc. and Susan R. Evans.
10.5    Change of Control Agreement between MidWestOne Financial Group, Inc. and James M. Cantrell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	December 27, 2012	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and
Chief Financial Officer